BEFORE THE STATE CORPORATION COMMISSION
OF THE STATE OF KANSAS

In the Matter of the Applications of	)
Westar Energy, Inc. and Kansas Gas	)
and Electric Company for Approval to	)	Docket No. 15-WSEE-115-RTS
Make Certain Changes in their Charges	)
for Electric Service.	)

I.	STIPULATION AND AGREEMENT
As a result of extensive discussions between the Staff of the State Corporation Commission of the State of Kansas (Staff), Westar Energy, Inc. and Kansas Gas and Electric Company (referred to herein as “Westar” collectively), Citizens’ Utility Ratepayer Board (CURB), Kansas Industrial Consumers Group, Inc., on its own behalf and on behalf of its members (KIC)1, Unified School District No. 259 (USD 259),2 Kansas Association of School Boards (KASB), Kroger Co. (Kroger), U.S. Department of Defense (U.S. DOD)3, Frontier El Dorado Refining LLC, Wal-Mart Stores, Inc. (Wal-Mart), Tallgrass Pony Express Pipeline, Cargill, Inc., and Tyson Foods, (referred to collectively as the “Parties”), the Parties hereby submit to the Kansas Corporation Commission (“Commission”) for its consideration and approval the following Stipulation and Agreement (Stipulation):

II.    WESTAR’S APPLICATION
1.On March 2, 2015, Westar filed an Application with the Commission to make certain changes in its rates and charges for electric service, which was docketed as the above-captioned proceeding. Pursuant to a Commission Order, the effective date of this Application was suspended until October 28, 2015.
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1 KIC members that have been admitted as parties to this docket are Occidental Chemical Corporation, Spirit AeroSystems, Inc., Coffeyville Resources Refining & Marketing, LLC, CCPS Transportation, LLC, and Goodyear Tire & Rubber Company.
2 USD 259 signs subject to approval by its Board of Education. KASB signs subject to approval by its board of directors. Counsel for USD 259 and KASB will file a letter with the Commission confirming approval by the Board of Education and KASB board of directors.
3 U.S. DOD signs subject to final approval from the various affected military branches and will file its signature page once it receives such approval.

2.    The schedules filed with Westar’s Application indicated a gross revenue deficiency of $152 million,4 based upon normalized operating results for the 12 months ending September 30, 2014, adjusted for known and measurable changes in revenues, operating and maintenance expenses, cost of capital and taxes, and other adjustments. Westar made several policy recommendations on issues including the treatment of its unrecovered investment in analog meters, the implementation of the Electric Distribution Grid Resiliency (EDGR) program, the implementation of a Security Tracker, the appropriate rate structure for residential customers with distributed generation, and others.
3.    In support of its Application, Westar submitted the testimony of 22 witnesses and the schedules required by K.A.R. 82-1-231.
III.    STAFF AND OTHER PARTIES’ PRE-FILED POSITIONS
4.    On July 9, 2015, Staff filed its direct testimony in the above docket, recommending a rate increase of approximately $55 million for Westar. Staff made recommendations regarding return on equity and adjustments to the income statement and rate base, as well as policy recommendations regarding several of Westar’s proposals.
5.    Also, on July 9, 2015, CURB filed testimony in which it recommended the Commission increase Westar’s annual revenue requirement by approximately $50.8 million. CURB also made recommendations regarding return on equity and adjustments to the income statement and rate base, as well as policy recommendations regarding several of Westar’s proposals.
6.    Also on July 9, 2015, KIC as a group, as well as Occidental Chemical individually, filed testimony in which it recommended certain decreases to Westar’s requested revenue requirement in this case. KIC made recommendations regarding return on equity and capital structure and proposed other adjustments to Westar’s income statement and rate base.
7.    Also on July 9, 2015, USD 259 and KASB filed testimony in which they discussed the impacts of a rate increase on schools. USD 259 and KASB also adopted the testimony of KIC witness Michael Gorman regarding return on equity and other policy recommendations.
8.    In addition, Staff, CURB, KIC, USD 259, Kroger, USD 259, Kansas Association of School Boards, Frontier, Occidental Chemical, Wal-Mart, and U.S. Department of Defense, filed testimony addressing certain cost of service, rate design, and tariff issues.
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4 Westar also proposed to roll the existing balances in its Environmental Cost Recovery Rider (ECRR) and property tax surcharge into base rates.

9.    On July 22, 2015, Staff, KIC, Occidental Chemical, U.S. Department of Defense, Frontier, USD 259, KASB, and CURB filed Cross-Answering Testimony on various rate design matters.
10.    Westar filed rebuttal testimony on July 29, 2015.
11.    Subsequently, on August 3 and 4, 2015, the parties met collectively to discuss the possible settlement of the issues in this matter.
IV.    TERMS OF THE STIPULATION
After extensive negotiations, the Parties have agreed upon the following terms:

A.	Stipulated Revenue Requirement
12.    The Parties agree that Westar’s net overall annual revenue increase will be seventy-eight million dollars ($78,000,000). This revenue requirement increase does not include costs recoverable through Commission-approved riders.
13.    The Parties agree that Westar should roll into base rates the existing balance in the ECRR, including the amount updated in June 2015, and the existing balance in the property tax surcharge and allocate the discount provided to Interruptible Service Rider (ISR) customers to the other customer classes. Including the roll-in of ECRR and property tax surcharge and allocation of the ISR discount, the total base rate revenue requirement increase is $185.1 million. The ECRR, property tax, and ISR amounts to be rolled into base rates are reflected in Appendix A.
14.    The Parties agree that any rate case expense in excess of the actual amounts included in Staff’s filed revenue requirement will be trued up at the end of the case to the actual amount of rate case expense incurred and will be added to the agreed-upon revenue requirement as stated herein. Westar agrees to submit these expenses for Staff’s review within 14 days of the close of the record in this case.
15.    The Parties agree that bad debt expense in excess of that included in Staff’s filed revenue requirement recommendation will be calculated as .43% of the net increase in revenue requirement and will be added to the stated net increase in revenue requirement. At the agreed-upon revenue requirement increase above, before accounting for the increase in rate case expenses, this amounts to $86,700.

16.    The $78 million net increase in revenue requirement includes $5 million increase in Pension and OPEB expense from Staff’s filed position as stated in the Direct Testimony of Bill Baldry.
17.    The Parties agree that Westar will utilize Staff’s recommendation as stated in the Direct Testimony of Adam Gatewood regarding the appropriate funding level for its nuclear decommissioning trust fund.
18.    The Parties agree that as Westar retires analog meters between October 28, 2015 and the effective date of rate changes in Westar’s next general rate case, Westar will place the unrecovered investment in the retired analog meters in a regulatory asset. As part of Westar’s next general rate case, Westar will be permitted to amortize the balance of the regulatory asset account over five years and recover that amortization amount in the base rates established in that case. No return on the regulatory asset will be allowed. The agreement by the parties to this ratemaking treatment shall have no precedential value.

B.	Miscellaneous issues
19.    The Parties agree that Westar’s ECRR should be discontinued. The Parties agree that Westar will do a final update of environmental costs into base rates for 2015 costs that would have been recovered through the ECRR that were previously noticed to the Commission in the abbreviated rate case discussed below in paragraphs 35-36.
20.    The Parties agree that Westar will be permitted to recover up to $50 million of capital investment in grid resiliency improvements completed between October 28, 2015, and March 1, 2017, consistent with those improvements proposed as part of the EDGR program discussed in the Direct Testimony of Bruce Akin and the report sponsored in testimony by Mr. Cummings. Such plant in service less the associated accumulated depreciation and deferred income taxes will be reflected in rates as a result of the abbreviated rate case discussed below in paragraphs 35-36. Westar will work with Staff to develop a process for periodic reporting regarding the investments being made and periodic update meetings to discuss those investments.
21.    The Parties agree that the Commission should approve Westar’s proposal as discussed in the Direct Testimony of Chad Luce to change the pricing of the RENEW tariff to $0.25 per 100 KWh block.
22.    The Parties agree that the Commission should approve Westar’s Wind Energy and Wind Capacity Programs discussed in the Direct Testimony of Chad Luce with the modification to the calculation of avoided cost agreed to in the Rebuttal Testimony of John Wolfram. Specifically, the avoided cost for customers participating in these programs shall be Westar’s Retail Energy Cost Adjustment (RECA) rate increased by 5% of the MGS base energy charge. The Parties agree to add language to Westar’s Retail Energy Cost Adjustment (RECA) tariff to allow the revenues and costs from the program to be included in the RECA calculation.
23.    The Parties agree that the Commission should approve Westar’s proposal to implement a solar energy and solar capacity tariff as proposed in the Direct Testimony of Chad Luce with the following conditions:

a.	Westar will require an initial subscription for a solar project of 100% of the capacity of the project before beginning construction.

b.	The minimum size for Westar’s solar projects under this program shall be 1 MW.

c.	The rates charged to initial participants will cover 100% of the direct costs of the project.
24.    The Parties agree that Westar will not implement its proposed Residential Stability Plan and Residential Demand Plan at this time.
25.    The Parties agree that Westar will not implement the Community Solar program discussed in the Direct Testimony of Hal Jensen at this time.
26.    The Parties agree that the subdivision policy changes proposed by Westar in the Direct Testimony of Mike Heim should be approved as filed.
27.    The Parties agree that the changes proposed by Westar in the Direct Testimony of Mike Heim to the SL (street lights), PAL and RITODS tariffs should be approved as filed.
28.    The Parties agree that customers and shareholders will share the costs equally (50-50) associated with any discount awarded in the future as long as that discount affects future test year revenues in a rate case pursuant to Westar’s Economic Development Rider (EDR). The Parties agree that the EDR tracker proposed in the Direct and Rebuttal Testimony of Terrance D. Wilson will not be adopted at this time.
29.    The Parties agree that Westar should be permitted to implement a Security Tracker as discussed in Staff witness Justin Grady’s Direct Testimony, the Rebuttal Testimony of John Wolfram, and as specifically described in Appendix C.

C.	Accounting matters

30.    While the Parties acknowledge that no stated return on equity is included in the settlement, until its next general rate proceeding, Westar is authorized to use 10.926% as its overall pretax rate of return for regulatory accounting purposes, including the calculation of the equity component of AFUDC, and for the abbreviated rate case discussed below in paragraphs 35-36. This pre-tax rate of return assumes Westar’s filed capital structure of 46.3% Long-Term Debt 53.1% Common Equity, and .6% Post 1970 ITC, as discussed in the Direct Testimony of Susan North. The Parties agree to the use of the indicated overall pretax rate of return for settlement purposes only and do not view such return on equity as precedential.
31.    The Parties agree that the Kansas jurisdictional, non-transmission related, retail property tax expense in base rates after this agreed-upon rate increase in this case is $106,671,011 and that this amount shall be the basis for property tax balance used for purposes of future property tax surcharge filings for the time period when the new rates are applicable. In order to calculate future property tax surcharges, the property tax surcharge expense assumed to be collected in base rates will begin with the effective date of the rate increase resulting from this docket, until the amount is reset in a Commission order.
32.    The Parties agree that Westar’s cost-of-service deferred income tax expense and amortization of investment tax credits complies with the tax normalization requirements of the Internal Revenue Code of 1986 as amended.
33.    Amortization periods are established as follows:

a.	Westar’s actual rate case expense – three years;

b.	Regulatory asset associated with SmartStar Lawrence – three years;

c.	Regulatory asset associated with SCR Catalyst – 54 months;

d.	Regulatory asset associated with Baghouse – six years;

e.	Regulatory liability associated with Stateline purchased power – three years;

f.	Pension tracker authorized by Docket No. 10-WSEE-135-ACT in the annual amount of $3,423,867– five years.
34.    For the purposes of calculating Westar’s pension tracker going forward, the Parties agree that the base rates agreed to in this Stipulation include the following expenses associated with Westar’s pension plan:
Westar Pension Expense        $33,403,818
Westar FAS 106 Expense         $841,864

Westar FAS 112 Expense         $431,737
WCNOC Pension Expense         $9,934,193

D.	Abbreviated Rate Proceeding
35.    The Parties agree that Westar may use the abbreviated rate setting process contained in K.A.R. 82-1-231(b)(3) to update rates to include capital costs related to the environmental projects at LaCygne Energy Center that were preapproved by the Commission in Docket No. 11-KCPE-581-PRE, up to the amount of costs approved by the Commission in such dockets but not included in rates set as a result of this proceeding. The Parties also agree that Westar may use the abbreviated rate setting process to update rates to include capital costs related to the projects at Wolf Creek Generating Station described in the Direct Testimony of John Bridson. The Parties request the Commission to expressly grant Westar prior approval to file this abbreviated rate case pursuant to K.A.R. 82-1-231(b)(3). The cost of capital to be used for purposes of such proceeding is to be the overall rate of return stated in paragraph 30 above.
36.    The Parties also agree that Westar will also use the abbreviated rate setting process contained in K.A.R. 82-1-231(b)(3) to include in Westar’s rates the costs associated with the investment in grid resiliency projects discussed above in paragraph 20 and the final roll-in of ECRR costs discussed above in paragraph 19.

E.	Class Cost of Service and Rate Design
37.    The Parties agree that the rate increase should be allocated among the respective classes of customers according to the amounts indicated for each class as shown on Appendix A hereto and that rates should be adjusted as shown on Appendix B hereto.
38.    The Parties agree that Westar will be allowed to create a Standard Residential Distributed Generation Tariff. All residential customers who put distributed generation in service after October 28, 2015 will be required to take service pursuant to the terms of this tariff. The initial rates and rate structure for the a Standard Residential Distributed Generation Tariff will be identical to Westar’s Standard Residential Tariff, as determined in this case. Residential customers who put distributed generation in service after October 28, 2015, and who are placed on the Standard Residential Distributed Generation Tariff will not be considered to be grandfathered or exempted from future changes in rates or rate structures for distributed generation customers approved by the Commission in either the generic docket discussed in paragraph 39, or in any other Commission proceeding. Westar will provide notice to all customers applying for service under the a Standard

Residential Distributed Generation Tariff that the rates and rate structures contained therein are subject to change and that any such future rate or rate structure change will impact the economics of the customer’s distributed generation.
39.    The Parties agree that the issue of how to structure the Residential Standard Distributed Generation Tariff in order to properly recover costs from customers with distributed generation should be deferred to a generic docket. Westar and Staff will work together to develop a procedural schedule for that generic docket in order to ensure timely resolution of the issues to be addressed.
40.    The Parties agree that the monthly basic service fee for all residential classes except for the Peak Management Rate will be $14.50. The monthly basic service fee for the Peak Management Rate will be $16.50. These basic service fees will not be adjusted in the abbreviated rate case discussed in paragraphs 35-36.
41.    The Parties agree that the High Load Factor (HLF) rate schedule should be eliminated and two new rate classes should be created as proposed in the Direct Testimony of John Wolfram. Customers with billing demands greater than 1,000 kW and up to 25,000 kW will qualify for the Large General Service (“LGS”) class and customers with billing demands greater than 25,000 kW will qualify for the Industrial & Large Power (“ILP”) class. Customers moving to a new class as a result of this change will be moved at the beginning of the first complete billing cycle following the issuance of the Commission’s order in this docket.

a.
In order to minimize the impact on customers that are required to move to the LGS class as a result of Westar’s proposed changes, the Parties agree that Westar’s next Transmission Delivery Charge (TDC) filing shall use the recalculated 12 CP which takes into account the CP data from these customers being moved to the appropriate class.

42.    The Parties agree that the monthly basic service fee for the small general service customer class should be set at $22.50.
43.    The Parties agree that no part of the increase in revenue requirement in the abbreviated rate case associated with investments in grid resiliency will be allocated to the LGS, ILP, large tire manufacturer (LTM), interruptible service (IS) classes, or the special contracts customers. That amount will be allocated to the remaining customer classes in the abbreviated rate case based on the same percentages reflected in Appendix A but adjusted proportionally to reflect the exclusion of the LGS, ILP, LTM, IS, and special contracts classes from the allocation.
44.    The remainder of the increase in revenue requirement in the abbreviated rate case will be allocated based on the same percentages reflected in Appendix A.
45.    Westar agrees to continue discussions regarding a potential multi-site rate for medium general service customers and, if appropriate, propose such a rate structure in the abbreviated rate case.
46.    Westar agrees to study the potential of making further changes to the delivery voltage cost differences and, if appropriate, make any changes in the next general rate case. If Westar determines no additional changes are appropriate, Westar will present evidence explaining the reason for that determination.
V.    MISCELLANEOUS PROVISIONS

A.	The Commission’s Rights
47.    Nothing in this Stipulation is intended to impinge or restrict, in any manner, the exercise by the Commission of any statutory right, including the right of access to information, and any statutory obligation, including the obligation to ensure that Westar is providing efficient and sufficient service at just and reasonable rates.

B.	Parties’ Rights
48.    The Parties, including Staff, shall have the right to present pre-filed testimony in support of this Stipulation. Such testimony shall be filed formally in the docket and presented by witnesses at a hearing on this Stipulation. Such testimony will be filed on August 11, 2015 in accordance with the procedural schedule in this matter.

C.	Waiver of Cross-Examination
49.    The Parties waive cross-examination on all testimony filed prior to the filing of this Stipulation. The Parties also waive cross-examination on all testimony filed in support of the Stipulation. The Parties agree that all such prefiled testimony and testimony filed in support of the Stipulation may be incorporated into the record without objection.

D.	Negotiated Settlement
50.    This Stipulation represents a negotiated settlement that fully resolves the issues in this docket among the Parties. The Parties represent that the terms of this Stipulation constitute a fair and reasonable resolution of the issues addressed herein. Except as specified herein, the Parties shall not be prejudiced, bound by, or in any way affected by the terms of this Stipulation (a) in any future proceeding; (b) in any proceeding currently pending under a separate docket; and/or (c) in this proceeding should the Commission decide not to approve this Stipulation in the instant proceeding. If the Commission accepts this Stipulation in its entirety and incorporates the same into a final order without material modification, the Parties shall be bound by its terms and the Commission’s order incorporating its terms as to all issues addressed herein and in accordance with the terms hereof, and will not appeal the Commission’s order on these issues.

E.	Interdependent Provisions
51.    The provisions of this Stipulation have resulted from negotiations among the Parties and are interdependent. In the event that the Commission does not approve and adopt the terms of this Stipulation in total, it shall be voidable and no Party hereto shall be bound, prejudiced, or in any way affected by any of the agreements or provisions hereof. Further, in such event, this Stipulation shall be considered privileged and not admissible in evidence or made a part of the record in any proceeding.
IN WITNESS WHEREOF, the Parties have executed and approved this Stipulation and Agreement, effective as of the 6th day of August, 2015, by subscribing their signatures below.

BY:    /s/ Amber Smith_____________
Michael Neeley, S. Ct. #25027
Amber Smith, S. Ct. #23911
Litigation Counsel
Kansas Corporation Commission
1500 S.W. Arrowhead Road
Topeka, Kansas 66604-4027
Phone: 785-271-3173
Fax: 785-271-3167

ATTORNEYS FOR STAFF

BY:    /s/ Cathryn Dinges___________
Cathryn J. Dinges KBE #20848
Senior Corporate Counsel
818 South Kansas Avenue
Topeka, KS 66612
Telephone: (785) 575-8344
Fax: (785) 575-8136

Martin J. Bregman KBE #12618
Stinson Leonard Street LLP
1201 Walnut Street, Suite 2900
Kansas City, MO 64106
Telephone: (816) 691-3195
Fax: (816) 691-3495
Email: marty.bregman@stinsonleonard.com

ATTORNEYS FOR
WESTAR ENERGY, INC. AND
KANSAS GAS AND ELECTRIC COMPANY

BY:    /s/ James Zakoura by Cathryn Dinges__
James P. Zakoura. #7644
750 Commerce Plaza II
7400 West 110th Street
Overland Park, Kansas 6621 0-2362
Phone: (913) 661-9800
Fax: (913) 661-9863

ATTORNEYS FOR KANSAS INDUSTRIAL CONSUMERS GROUP, INC.

BY:    ________________________________
James P. Zakoura. #7644
750 Commerce Plaza II
7400 West 110th Street
Overland Park, Kansas 6621 0-2362
Phone: (913) 661-9800
Fax: (913) 661-9863

Phillip Oldham
Katherine Coleman
THOMPSON & KNIGHT LLP
98 San Jacinto Blvd., Suite 1900
Austin, Texas 78701
(512) 469.6100
(512) 469.6180 (fax)
phillip.oldham@tklaw.com
katie.coleman@tklaw.com

ATTORNEYS FOR OCCIDENTAL CHEMICAL CORPORATION

BY:    /s/ Sam Ritchie____________________
Timothy E. McKee, #0713 5
Samuel D. Ritchie #23978

COUNSEL FOR UNIFIED SCHOOL DISTRICT NO. 259 AND KANSAS ASSOCIATION OF SCHOOL BOARDS

BY:    /s/ Davis Woodsmall by Cathryn Dinges__
David L. Woodsmall, KS Bar #15944
Woodsmall Law Office
308 E. High Street, Suite 204
Jefferson City, MO. 65101
Telephone: (573) 636-6006
david.woodsmall@woodsmalllaw.com

ATTORNEYS FOR WAL-MART STORES, INC., CARGILL, INC. AND TYSON FOODS

BY:    /s/ Kurt Boehm___________________
Kurt J. Boehm, Esq.
BOEHM, KURTZ & LOWRY
36 East Seventh Street, Suite 1510
Cincinnati, Ohio 45202
Ph: (513) 421-2255 Fax: (513) 421-2764
E-Mail: mkurtz@BKLIawfinn.com
kboehm@BKLIawfirm.com

John R. Wine #10016
410 Northeast 43'
Topeka, Kansas 66617
Ph: (785) 225-7676
Fax: (785) 246-0339

COUNSEL FOR THE KROGER CO.

BY:    ________________________________
Kevin K. LaChance
Kansas State Bar No. 15058
Office of the Staff Judge Advocate
HQ, 1st Infantry Division & Fort Riley
Building 200, Patton Hall
Fort Riley, KS 66442-5017
Telephone: 785-239-6175
Facsimile: 785-239-0577

Matthew Dunne
General Attorney, Regulatory Law Office
U.S. Army Legal Services Agency
9275 Gunston Road, Ste. 1300
Fort Belvoir, VA 22060-5546
Tel: (703) 693-1280

COUNSEL FOR U.S. DEPARTMENT OF DEFENSE

BY:    /s/ Terri Pemberton by Cathryn Dinges____
Glenda Cafer (#13342)
Telephone: (785) 271-9991
Terri Pemberton (#23297)
Telephone: (785) 232-2123
CAFER PEMBERTON LLC
3321 SW 6th Avenue
Topeka, Kansas 66606
Facsimile: (785) 233-3040
E-mail: glenda@caferlaw.com
E-mail: terri@caferlaw.com

ATTORNEYS FOR TALLGRASS PONY EXPRESS PIPELINE, LLC

BY:    ______________________________
James G. Flaherty, #11177
ANDERSON & BYRD, LLP
216 S. Hickory, P.O. Box 17
Ottawa, Kansas 66067
(785) 242-1234, telephone
(785) 242-1279, facsimile
jflaherty@andersonbyrd.com

ATTORNEYS FOR FRONTIER EL DORADO REFINING LLC

BY:    /s/ David Springe________________________
David Springe, Consumer Counsel #15619
Nike Christopher #19311
Citizens’ Utility Ratepayer Board
1500 SW Arrowhead Road
Topeka, KS 66604
(785) 271-3200
(785) 271-3116 Fax